UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BIOAMBER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 30, 2014

Dear BioAmber Stockholder:

I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of BioAmber Inc. (“BioAmber”) to be held on May 27, 2014 at 8:00 a.m. Eastern Time at the offices of Goodwin Procter LLP, which are located at The New York Times Building, 620 Eighth Avenue, New York, NY 10018.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2014 Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or in person at the Annual Meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in BioAmber. We look forward to seeing you at our Annual Meeting.

Sincerely,

Jean-François Huc

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save BioAmber the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

BIOAMBER INC.

1250 Rene Levesque West, Suite 4110

Montreal, Quebec, Canada H3B 4W8

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 27, 2014

Notice is hereby given that BioAmber Inc. will hold its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 27, 2014 at 8:00 a.m. Eastern Time at the offices of Goodwin Procter LLP, which are located at The New York Times Building, 620 Eighth Avenue, New York, NY 10018, for the following purposes:

•	To elect three Class I directors, Kurt Briner, Henry Linsert Jr. and Ellen B. Richstone to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To elect one Class II director, Heinz Haller, to hold office until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

•	To ratify the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Only stockholders of record at the close of business on April 9, 2014 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 9, 2014 or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

By Order of the Board of Directors,

Andrew Ashworth

Chief Financial Officer

Montreal, Quebec, Canada

April 30, 2014

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2014

GENERAL INFORMATION

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2014 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at 8:00 a.m. Eastern Time on May 27, 2014 at the offices of Goodwin Procter LLP, which are located at The New York Times Building, 620 Eighth Avenue, New York, NY 10018. We made this Proxy Statement available to stockholders beginning on April 30, 2014.

In this Proxy Statement the terms “BioAmber,” “the company,” “we,” “us,” and “our” refer to BioAmber Inc. The mailing address of our principal executive offices is BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8.

Record Date	April 9, 2014.

Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.

Shares Outstanding	18,565,299 shares of common stock outstanding as of April 9, 2014.

Voting	There are four ways a stockholder of record can vote:

(1)	By Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.

(2)	By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.

(3)	By Mail: If you receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4)	In Person: If you are a stockholder as of the record date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 26, 2014. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of Class I directors, the three nominees receiving the plurality of votes entitled to vote and cast will be elected as Class I directors.

For Proposal Two, the election of a Class II director, the nominee receiving the plurality of votes entitled to vote and cast will be elected as a Class II director.

For Proposal Three, a majority of the votes properly cast is required to ratify the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Effect of Abstentions and Broker Non-Votes	Votes withheld from any nominee, abstentions, and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Three, the ratification of the appointment of Deloitte LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote for the election of the nominees for director and for the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs	We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding	If you are a beneficial owner of our common stock and you receive your proxy materials through Computershare Trust Company, N.A. (“Computershare”), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement and the Annual Report on Form 10-K than the number of beneficial owners at that address. The rules of the Securities and Exchange Commission (the “SEC”) permit Computershare to deliver only one Notice, Proxy Statement and Annual Report on Form 10-K to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through Computershare and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement and the Annual Report, or any future proxy statement or annual report or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Computershare and you wish to request delivery of a single copy of the Annual Report on Form 10-K or the proxy statement to the shared address in the future, please contact Investor Relations at BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8 or call (514) 844-8000 Ext 120.

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors will expire at the 2015 annual meeting and the term of the Class III directors will expire at the 2016 annual meeting. In April 2014, our Board reclassified Heinz Haller, who was previously classified as a Class I director, as a Class II director. In order to align Mr. Haller’s term of service with the other Class II director, the Board directed that Mr. Haller stand for election at the Annual Meeting for a one year term, and then stand for election in 2015 with the other Class II director. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the Board and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company and who are otherwise “independent” directors under the published listing requirements of the New York Stock Exchange (the “NYSE”).

PROPOSAL ONE – ELECTION OF CLASS I DIRECTORS

Nominees

Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Kurt Briner, Henry Linsert, Jr. and Ellen B. Richstone for election as directors to serve for a three-year term expiring at the 2017 annual meeting or until their successors are elected and qualified. Each of the nominees has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Nominees for Election for a Three-Year Term Ending at the 2017 Annual Meeting

Kurt Briner, 69, has served on our board of directors since 2009 and was Chairman of our board of directors from 2009 to February 2012. Mr. Briner was President and Chief Executive Officer of Sanofi Pharma S.A. from 1988 until his retirement in 1998 and has since been an independent consultant to pharmaceutical and biotechnology companies. He has over 35 years of experience in the pharmaceutical industry and was a member of the board of directors of Novo Nordisk and Progenics Pharmaceuticals Inc., and is currently a member of the board of directors of Galenica S.A., a European-based pharmaceutical company. Mr. Briner received a Diploma from École de Commerce in Basel and Lausanne. Mr. Briner’s extensive experience in the pharmaceutical and biotechnology industries, his service in senior management and as a board member of large business enterprises and appreciation of business organizations and practices in diverse international cultures add to his many qualifications as a director.

Henry Linsert, Jr., 73, is being nominated to our board of directors. Mr. Linsert was the Chairman of the Board and Chief Executive Officer of Martek Biosciences Corporation, from 1989 to 2006. Mr. Linsert subsequently founded Columbia Biosciences Corporation, a developer and manufacturer of fluorescent proteins, antibody conjugates and protein purification ligands, in 2007. Prior to Martek, Mr. Linsert held several leadership positions in venture capital and investment firms and was a Captain in the United States Marine Corps. He received an M.A. in economics from George Washington University and a B.A. in economics from Duke University. In 2009, Mr. Linsert was one of the three inductees in the Space Technology Hall of Fame. Mr. Linsert currently serves on the review committee of the U.S. National Academies of Sciences for Technology, Innovation and Entrepreneurship. We believe that Mr. Linsert’s extensive experience in scaling up and commercializing industrial biotechnology will make him a valuable member of our board of directors.

Ellen B. Richstone, 62, is being nominated to our board of directors. Ms. Richstone was the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace (a Fortune 500 Company). From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion. Ms. Richstone currently serves on the corporate advisory boards of Paxeramed, a medical device company, and Pro Teck Valuation Services, and on the boards of non-profit organizations Employment Resources Inc. and the National Association of Corporate Directors-New England. In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group. Ms. Richstone graduated from Scripps College in Claremont California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors. We believe that Ms. Richstone’s broad industry experience in technology, industrial and cleantech, as well as her financial and corporate governance expertise will make her a valuable member of our board of directors.

PROPOSAL TWO – ELECTION OF CLASS II DIRECTOR

Nominee

Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Heinz Haller for election as a Class II director to serve for a one-year term expiring at the 2015 annual meeting or until his successor is elected and qualified. Mr. Haller has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of Mr. Haller. If Mr. Haller is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that Mr. Haller will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. HALLER.

Nominee for Election for a One-Year Term Ending at the 2015 Annual Meeting

Heinz Haller, 59, has served on our board of directors since 2011. He is Executive Vice President, Chief Commercial Officer and President of Europe, Middle East and Africa of Dow Europe GmbH. He has worked at Dow in various roles from 2006 through the present, from 1987 to 1994 and from 1980 to 1985. From 2002 to 2006, Mr. Haller served as Managing Director of Allianz Capital Partners, GmbH, a private equity firm. Prior to that, he was Chief Executive Officer of both Red Bull Sauber AG, a company that provides automotive research and development services and Sauber Petronas Engineering AG. He has also worked as Managing Director of Plüss-Staufer AG, a chemical distribution company. Mr. Haller is Chairman of the Dow Aksa Board. He earned a certification in the advanced executive program from University of California at Los Angeles and holds a Master of Business Administration from IMD, Lausanne, Switzerland. His experience in leadership roles and knowledge of the chemical industry makes him a valuable member of our board of directors.

Director Continuing in Office Until the 2015 Annual Meeting

Denis Lucquin, 57, has served on our board of directors since 2009. Mr. Lucquin is a Managing Partner and Chairman of Sofinnova Partners, a venture capital firm specializing in life sciences and cleantech investments, where he has worked since 1991. Prior to joining Sofinnova, Mr. Lucquin worked in academic research in the technology transfer department at the French National Institute for Agricultural Research (INRA). He also has previously served as Director of Investments at Innolion (Crédit Lyonnais). He currently serves on the boards of directors of Avantium Holding BV, Ablynx NV, Cerenis Therapeutics SA, and Noxxon Pharma AG and has previously served on numerous additional boards of directors, including the boards of directors of Innate Pharma SAS and Novexel SA. He is also the founder of Association France Biotech. Mr. Lucquin is a graduate of École Polytechnique in France where he received a graduate degree in math, physics and chemistry. He also obtained a graduate degree in biology from École de Génie Rural des Eaux et Forêts in France and a post-graduate degree in innovation management from Université de Paris-Dauphine in France. Mr. Lucquin is a valuable member of the board of directors due to his experience in and knowledge of the biotechnology sector as well as his knowledge of biotechnology and cleantech businesses.

Directors Continuing in Office Until the 2016 Annual Meeting

Jean-François Huc, 50, has served as our President and Chief Executive Officer since 2009. Mr. Huc also serves on our board of directors. Mr. Huc was Chief Operating Officer of Diversified Natural Products, Inc. from 2006 until 2008. Earlier in Mr. Huc’s career, he served as Chief Executive Officer of TGN Biotech Inc., a company producing recombinant proteins in transgenic animals, from 2004 to 2005 and MedExact S.A., a company offering web-based promotional services to pharmaceutical companies in the United States and France, from 2000 to 2002. Mr. Huc was Vice President of Alliance Management for Sanofi-Synthelabo S.A. from 1998 to 2000. Prior to Sanofi, he was a Partner with Arthur D. Little, a management consulting firm, from 1995 to 1997, and served in several other consulting and sales roles prior to 1995. Mr. Huc obtained a Master of Business Administration from York University in Toronto and a Bachelor of Science in biochemistry from the University of Western Ontario. He is a valuable member of the board of directors due to his leadership, his experience in business and his understanding of our company, which brings extensive knowledge and continuity to the board of directors.

Raymond Land, 69, has served on our board of directors since 2011 and has been the Chairman of our board of directors since February 2012. Mr. Land retired after most recently serving as the Senior Vice President and Chief Financial Officer of Clarient, Inc., a cancer diagnostics company, where he worked from 2008 until his retirement. From 2007 to 2008, he was the Senior Vice President and Chief Financial Officer of Safeguard Scientifics, Inc., a venture capital firm. In 2006, Mr. Land was Executive Vice President and Chief Financial Officer of Medcenter Solutions, Inc., a medical education and marketing services company in the pharmaceuticals industry, and from 2005 to 2006, he was Senior Vice President and Chief Financial Officer of Orchid Cellmark Inc., a DNA testing company. Mr. Land also served as Senior Vice President and Chief Financial Officer for Genencor International, Inc., from 1997 until its acquisition in 2005. From 1991 to 1996, he served as Senior Vice President and Chief Financial Officer for West Pharmaceutical Services, Inc. Previously, Mr. Land has also held various positions at Campbell Soup Company, Inc. and at Coopers & Lybrand, an accounting firm. Mr. Land currently serves on the board of directors of Anika Therapeutics, Inc., where he is the chair of the audit committee, and Mountain View Pharmaceuticals, Inc., a privately held pharmaceuticals company. Mr. Land is a Certified Public Accountant and received a Bachelor of Business Administration in accounting and finance from Temple University. Mr. Land’s service on the boards of directors and leadership positions at numerous companies in the biotechnology and pharmaceutical industries make him a valuable member of the board of directors.

Kenneth W. Wall, 65, has served on our board of directors since August 2013. Mr. Wall previously served as BioAmber’s Chief Operations Officer from October 2012 to June 2013. From 2011 to October 2012, Mr. Wall served as our Senior Vice President of Manufacturing. From 2005 to 2011, Mr. Wall was a consultant to the chemical industry. In 2004, Mr. Wall was President of Intermediates and Specialty Products business at INVISTA. Prior to 2004, Mr. Wall served in various positions at DuPont since 1974 and culminating as Vice President and General Manager of DuPont’s Nylon Intermediates, Polymers and Specialties division. Mr. Wall’s broad experience includes roles such as Director of Integrated Operations, Director of Manufacturing, Global Business Manager, Plant Superintendent, R&D Director, Product Manager and Staff Engineer. Mr. Wall holds a Ph.D. in chemical engineering from the University of Missouri-Rolla, a Master of Science in chemical engineering from the University of Missouri-Rolla and a Bachelor of Science in chemical engineering from the University of Missouri-Rolla. Mr. Wall’s extensive knowledge of the company and his over 39 years of experience working for and knowledge of the chemical industry makes him a valuable member of our board of directors.

Director Leaving Office After the 2014 Annual Meeting

Jorge Nogueira, 63, has served on our board of directors since February 2012. Mr. Nogueira is the Senior Vice President of the Functional Chemicals Business Unit of LANXESS Corporation, an affiliate of Lanxess, where he has worked since 2008. From 2007 to 2008, he was Chief Executive Officer of Petroflex, S.A. an elastomeric producer in Latin America which was later acquired by Lanxess. He also served as Chief Executive Officer of CHD Bioscience, Inc. (formerly known as Chata Biosystems, Inc.) a company involved in the research, development and manufacture of sterilization and antibacterial solutions in the healthcare industry. Mr. Nogueira also had a long career at Rhodia, a member of the Solvay group, and its predecessor company, Rhône-Poulenc, S.A., from 1984 through 2006, culminating in his positions as Senior Vice President of Rhodia Pharma Solutions and President of the Consumer Health division where he was responsible for Rhodia’s global businesses in the fields of specialty chemicals and pharmaceutical intermediates, holding various positions in Brazil, China, the United States and France. During his long tenure at Rhodia, Mr. Nogueira also held positions including President of Rhodia Perfumery & Specialties, General Manager of Rhodia Organic Intermediates Division in North America and President of the Rhodia Specialty Chemicals Division in Latin America. Mr. Nogueira holds a Bachelor of Science in chemistry from the University of Morón in Argentina.

Executive Officers

In addition to Mr. Huc, our Chief Executive Officer, who also serves as a director, our executive officers as of April 30, 2014 consisted of the following:

James Millis, 58, has served as our Chief Technology Officer since 2009. Prior to joining the company, Mr. Millis served as Chief Executive Officer of Draths Corporation, a chemical company that focuses on manufacturing bio-based materials, from 2007 to 2009. From 2001 to 2007, he served as Technical Director for Cargill’s Industrial Bioproducts business unit. Earlier positions included business and technical leadership roles at Maxygen Inc. and Bio-Technical Resources. Mr. Millis has been involved in the commercial development and scale-up of several technologies, spanning fermentation and chemical catalysis, and is co-inventor on 20 U.S. patents and their foreign equivalents. Mr. Millis holds a Master of Science in chemical engineering from the University of Pittsburgh and a Bachelor of Science in chemical engineering from Cornell University.

Andrew P. Ashworth, 62, has served as our Chief Financial Officer since 2011. From 2005 to 2011, Mr. Ashworth served as Vice President, Finance of the Genencor Division of Danisco A/S, a business supplying enzymes and other bio-based products for industrial applications. Before it was acquired by Danisco A/S, Mr. Ashworth served as Vice President and Corporate Treasurer of Genencor International, Inc. from 1998 to 2005. From 1988 to 1998, Mr. Ashworth was a Manager and a Director of Corporate Finance at VF Corporation. Mr. Ashworth also worked at Corning Incorporated, from 1981 to 1988, and PricewaterhouseCoopers LLP from 1978 to 1981. Mr. Ashworth received a Master of Business Administration in accounting and finance from the Rochester Institute of Technology and a Bachelor of Arts in economics and history from Hartwick College. Mr. Ashworth is a Certified Public Accountant.

Michael A. Hartmann, 47, has served as our Executive Vice President since 2009. From 1998 to 2008, Mr. Hartmann was an Executive Director of Institutional Sales at CIBC World Markets Inc. Prior to that, Mr. Hartmann had business and sales roles at Sprott Securities, Dlouhy Investments Inc. and Thomson Kernaghan & Co. Ltd. Mr. Hartmann received an International Master of Business Administration from York University in Toronto and a Bachelor of Arts from Rollins College.

Babette Pettersen, 57, has served as our Chief Commercial Officer since October 2012. From 2011 to October 2012, Ms. Pettersen served as our Senior Vice President of Marketing and Sales. From 2007 to 2010, Ms. Pettersen was Vice President of New Business Development for Performance Materials at Royal DSM N.V., where her team worked on identifying new business platforms for DSM’s Performance Materials Business. From 1985 to 2007, Ms. Pettersen held several positions at Dow Corning Corporation, including Director of Marketing and New Business Development in a number of different industries, including electronics, packaging, personal and household care. Ms. Pettersen also led the corporate Marketing Excellence Council and business development for the Corporate Business & Technology Incubator. She is a member of the VIP Advisory Board of the European Women’s Professional network, and of the Advisory Board of 20-first, dedicated to exploring the economic power and potential of a more gender-balanced business world. Ms. Pettersen holds a Master of Business Administration from INSEAD in Fontainebleau, France and a Bachelor of Science in biology from Wellesley College.

Fabrice Orecchioni, 42, has served as our Chief Operations Officer since January 2014. From April 2013 to January 2014, Mr. Orecchioni served as our Senior Vice President of Operations. Mr. Orecchioni previously served as our General Manager (Plants) since January 2012. From 2009 to 2011, Mr. Orecchioni was Plant Manager at Abengoa Bioenergy France S.A., at a plant that produces ethanol and DDGS from grain. From 2007 to 2009, Mr. Orecchioni was Production Manager at Abengoa Bioenergy France. From 2001 to 2007, Mr. Orecchioni was Production Manager at Ajinomoto Foods Europe S.A.S., an amino acid producer. Mr. Orecchioni holds an Executive Master of Business Administration from HEC Paris, a degree in Biotechnology from École de Biologie Industrielle, and a degree in Chemistry from Université Pierre-et-Marie-Curie.

CORPORATE GOVERNANCE

Board Independence

Our board of directors has determined that each of our directors, except Mr. Huc as Chief Executive Officer and Mr. Wall as a former executive officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” in accordance with the rules of NYSE and the Securities and Exchange Commission. The composition and functioning of our board of directors and each of our committees comply with all applicable requirements of the NYSE and the rules and regulations of the Securities and Exchange Commission. There are no family relationships among any of our directors or executive officers.

Furthermore, the Board has determined that each member of each of the committees of the Board is independent within the meaning of NYSE’s, the SEC’s, and our applicable committees’ independence standards, including Rule 10a-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making that determination, the Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. In addition, a majority of the members of the Board meets the independence standards of the NYSE.

At least annually, the Board will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director is independent within the meaning of NYSE’s, the SEC’s, and our applicable committees’ independence standards.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting, which is available on our website at www.bio-amber.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8, Attention: Chief Financial Officer. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at www.bio-amber.com and/or in our public filings with the Securities and Exchange Commission.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NYSE and our certificate of incorporation and bylaws. Our corporate governance guidelines are available in the corporate governance section of our website at investor.bio-amber.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Board and Committee Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2013, the Board held seven meetings and acted by unanimous written consent on six occasions. The Board has three standing committees:

•	the audit committee, which held seven meetings in 2013;

•	the compensation committee, which held four meetings in 2013; and

•	the nominating and corporate governance committee, which held two meetings in 2013.

Each of the incumbent directors of the Board attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of our Board on which they served (during the periods that they served) during 2013. The Board regularly holds executive sessions of the independent directors. Executive sessions do not include any employee directors of our company.

Annual Meeting Attendance

It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders.

Committees

Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. In addition, in connection with our initial public offering we established a pricing committee which held one meeting and is no longer active. The Board has also adopted a written charter for each of the three standing committees. Each committee charter is available in the corporate governance section of our website at investor.bio-amber.com.

Audit Committee

Raymond Land, Jorge Nogueira and Denis Lucquin currently serve on the audit committee, which is chaired by Mr. Land. The composition of this committee meets the requirements for independence under the listing standards of NYSE and the applicable rules of the Securities and Exchange Commission, including the applicable transition rules. Our board of directors has designated Mr. Land as an “audit committee financial expert,” as defined under the applicable rules of the Securities and Exchange Commission. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A current copy of the audit committee’s charter is available on our website at investor.bio-amber.com. The audit committee’s responsibilities, as further detailed in the charter, include:

•	overseeing our corporate accounting and financial reporting process, including the work of the independent auditors;

•	evaluating the independent auditor’s qualifications, performance and independence;

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	establishing or recommending policies to our board of directors with respect to the hiring of current or former employees of the independent auditors;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring, reporting to and reviewing with the board of directors regarding the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

•	reviewing quarterly earnings releases; and

•	reviewing annually the audit committee charter and the audit committee’s performance.

Compensation Committee

Heinz Haller, Kurt Briner, and Denis Lucquin currently serve on the compensation committee, which is chaired by Mr. Haller. The composition of this committee meets the requirements for independence under the listing standards of NYSE and the applicable rules of the Securities and Exchange Commission, including the applicable transition rules. Our compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A current copy of the compensation committee’s charter is available on our website at investor.bio-amber.com. The compensation committee’s responsibilities, as further detailed in the charter, include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;

•	reviewing and discussing with the board of directors corporate succession plans for the chief executive officer and other key officers;

•	exercising sole authority to retain, terminate and approve terms of retention of any consulting firm or other outside advisor on compensation matters used by the compensation committee to assist in the evaluation of director or executive officer compensation; and

•	reviewing annually the compensation committee charter and the compensation committee’s performance.

The compensation committee has the power to delegate its authority to subcommittees, but to date has not delegated any such authority. Our compensation committee evaluates our compensation philosophy and compensation plans and arrangements as circumstances require, and, at a minimum, annually. As part of this review process, our compensation committee applies our values and objectives, while considering the compensation levels needed to ensure our compensation program remains competitive. In reviewing our compensation programs, our compensation committee may take into consideration the recommendations of our Chief Executive Officer (except with respect to his own compensation), as well as compensation data compiled or prepared by compensation consultants. In 2013, our compensation committee engaged Pearl Meyer & Partners, a compensation firm, to help evaluate the total compensation packages for our named executive officers. As part of this engagement, Pearl Meyer & Partners analyzed compensation data relating to some of our peer group companies, and made recommendations based on this analysis which we used in setting compensation for our named executive officers in 2014.

Nominating and Corporate Governance Committee

Raymond Land, Kurt Briner and Denis Lucquin currently serve on the nominating and corporate governance committee, which is chaired by Mr. Briner. The composition of this committee meets the requirements for independence under the listing standards of NYSE and the applicable rules of the Securities and Exchange Commission, including the applicable transition rules. Our nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A current copy of the nominating and corporate governance committee’s charter is available on our website at investor.bio-amber.com. The nominating and corporate governance committee’s responsibilities, as further detailed in the charter, include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a set of corporate governance guidelines;

•	overseeing the evaluation of the board of directors and management; and

•	reviewing annually the nominating and corporate governance committee charter and the nominating and corporate governance committee’s performance.

Our board of directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Chief Financial Officer at BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8, Attn: Chairman of the Board.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8, Attn: Name of Individual Director.

We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure

The positions of chairman of the board and chief executive officer are separated. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Board’s Role in Risk Oversight

The board of directors’ role in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables to the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, our compensation committee and Board considered various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices were reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer an appropriate balance of short- and long-term incentives and fixed and variable amounts; our variable compensation is based on a balanced mix of criteria; and our Board and compensation committee have the authority to adjust variable compensation as appropriate.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Deloitte LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2014, and we are asking you and other stockholders to ratify this appointment. Deloitte LLP has served as our independent registered public accounting firm since 2009.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of Deloitte LLP. A majority of the votes properly cast is required in order to ratify the appointment of Deloitte LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Deloitte LLP, we will review our future appointment of Deloitte LLP.

We expect that a representative of Deloitte LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the audit committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

The following table sets forth the fees billed by Deloitte LLP for audit, audit-related, tax and all other services rendered for 2013 and 2012:

Fee Category	2013	2012
Audit Fees	$713,190	$346,431
Audit-Related Fees	—	—
Tax Fees	47,849	149,106
All Other Fees	—	—

Total Fees	$761,039	$495,537

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC. As part of the total audit fees, $408,854 and $131,369 were related to initial public offering costs for 2013 and 2012, respectively.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our various jurisdictions’ income tax returns.

All Other Fees. This category includes the aggregate fees for products and services by the independent registered public accounting firm that are not reported under “Audit Fees,” “Audit Related Fees,” or “Tax Fees.”

The audit committee pre-approved all services performed since the pre-approval policy was adopted.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Report of the Audit Committee of the Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that BioAmber specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of BioAmber, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. The Board has designated Mr. Land as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the company’s consolidated financial statements for 2013 and met with management, as well as with representatives of Deloitte LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Deloitte LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the audit committee received the written disclosures and the letter from Deloitte LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Deloitte LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the company’s audited consolidated financial statements for 2013 be included in its Annual Report on Form 10-K for 2013.

Audit Committee

Raymond Land (Chairperson)

Jorge Nogueira

Denis Lucquin

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2014, for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	our named executive officers;

•	each of our directors and director nominees; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 18,558,369 shares of common stock outstanding as of March 1, 2014. Options and warrants to purchase shares of our common stock that are exercisable within 60 days of March 1, 2014, are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage
5% Stockholders
Naxamber S.A.	4,270,815	(1)	22.6%
FCPR Sofinnova Capital VI	4,522,547	(2)	23.5%
Mitsui Entities	1,384,619	(3)	7.4%
Arrowgrass Capital Partners (US) LP	1,107,093	(4)	5.9%
Pine River Capital Management LLC	1,019,851	(5)	5.5%
Entities affiliated with Waddell & Reed Financial, Inc.	4,395,317	(6)	23.7%

Executive Officers and Directors
Jean-François Huc	591,381	(7)	3.1%
Michael A. Hartmann	250,543	(8)	1.3%
Babette Pettersen	70,000	(9)	*
Andrew P. Ashworth	28,000	(10)	*
James Millis	173,104	(11)	*
Fabrice Orecchioni	39,375	(12)	*
Raymond J. Land	35,000	(13)	*
Kurt Briner	126,990	(14)	*
Heinz Haller	17,500	(15)	*
Kenneth W. Wall	58,833	(16)	*
Denis Lucquin	4,522,547	(2)	23.5%
Jorge Nogueira	—	(17)	*
Henry Linsert, Jr.	—		*
Ellen Richstone	—		*
All executive officers and directors as a group (12 persons)	5,913,273		29.75%

*	Represents beneficial ownership of less than 1% of our outstanding common stock

(1)	Includes 3,970,815 shares of common stock and 300,000 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2014 held by Naxamber S.A. Naxamber S.A.’s address is 40 Boulevard Joseph II, L-1840 Luxembourg 18565299.
(2)	Includes 3,802,780 shares of common stock and 719,767 shares of common stock issuable upon the exercise of warrants within 60 days of March 1, 2014 held by FCPR Sofinnova Capital VI (“SC VI”). Mr. Lucquin is a member of our board of directors and a Managing Director of SC VI. SC VI’s address is Sofinnova Partners, 18 rue 4 septembre 75002, Paris, France.
(3)	Includes 793,625 shares of common stock held by Mitsui & Co., Ltd. (“Mitsui”), 499,940 shares of common stock held by MCVP Technology Fund I, LLC (“MCVP Tech Fund”), 50,000 shares of common stock held by Mitsui & Co. Venture Partners III LLC (“MCVP III”), 16,054 shares of common stock issuable upon the exercise of warrants within 60 days of March 1, 2014 held by MCVP Tech Fund and 25,000 shares of common stock issuable upon the exercise of warrants within 60 days of March 1, 2014 held by MCVP III. Mitsui’s address is 2-1, Ohtemachi 1-Chome, Chiyoda-ku, Tokyo 100-0004, Japan. MCVP Tech Fund’s and MCVP III’s address is c/o Mitsui & Co. Global Investment, Inc., 200 Park Avenue, New York, NY 10166.
(4)	Based on information filed with the SEC on Schedule 13G on January 30, 2014, Arrowgrass Capital Partners (US) LP (“Arrowgrass Partners”) and Arrowgrass Capital Services (US) Inc. (“Arrowgrass Services”) reported beneficial ownership of an aggregate of 753,192 shares of common stock and 353,901 shares issuable upon exercise of warrants within 60 days of March 1, 2014, with shared voting power and shared dispositive power. The principal business office address of each of Arrowgrass Partners and Arrowgrass Services is 1330 Avenue of the Americas, 32nd Floor, New York, New York 10019.
(5)	Based on information filed with the SEC on Schedule 13G on February 6, 2014, Bryan Taylor and Pine River Capital Management L.P. (“Pine River”) reported beneficial ownership of an aggregate of 1,019,851 shares of common stock, with shared voting power and shared dispositive power. The principal business office address of each of Bryan Taylor and Pine River is 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.
(6)	Based on information filed with the SEC on Schedule 13G on February 7, 2014: (i) Ivy Investment Management Company (“IICO”) and Waddell & Reed Investment Management Company (“WRIMCO”) reported beneficial ownership of an aggregate of 1,915,167 shares of common stock and 2,480,150 shares of common stock, respectively. Waddell & Reed, Inc. (“WRI”) is the parent of WRIMCO and Waddell & Reed Financial Services, Inc. (“WRFSI”) is the parent of WRI and, therefore, each of WRI and WRFSI may be deemed to beneficially own the shares of common stock held by WRIMCO by virtue of their direct or indirect control of WRIMCO. Waddell & Reed Financial, Inc. (“WDR”) is the parent of IICO and of WRFSI and, therefore, may be deemed to beneficially own the shares of common stock held by IICO and WRIMCO by virtue of its control of IICO and WRIMCO. The principal business office address of each of IICO, WRIMCO, WRI, WRFSI and WDR is 6300 Lamar Avenue, Overland Park, KS 66202.
(7)	Includes (i) 17,345 shares of common stock, (ii) 251,307 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2014, and (iii) 322,729 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014.
(8)	Includes (i) 18,720 shares of common stock, (ii) 127,407 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2014, and (iii) 104,416 shares of common stock issuable upon exercise of options that within 60 days of March 1, 2014.
(9)	Includes 70,000 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014.
(10)	Includes 28,000 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014.
(11)	Includes 173,104 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014.
(12)	Includes 39,375 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014.
(13)	Includes 35,000 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014. Mr. Land’s address is 325 Point Lobos Drive, Satellite Beach, FL 32937.
(14)	Includes (i) 33,200 shares of common stock, (ii) 48,290 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2014, and (iii) 45,500 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014. Mr. Briner’s address is 10 Avenue de Grand Bretagne, 98000, Monaco.

(15)	Includes 17,500 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014. Mr. Haller’s address is c/o Dow, 2030 Dow Center, Midland, MI 48674.
(16)	Includes 58,833 shares of common stock issuable upon exercise of options within 60 days of March 1, 2014. Mr. Wall’s address is c/o Annapolis Lane North, Suite 180, Plymouth, MN 55447.
(17)	Although the director is a representative of one of our stockholders, the director has neither voting nor dispositive power over the shares held by such stockholder. Mr. Nogueira is a member of our board of directors and the Senior Vice President Business Unit Functional Chemicals of LANXESS Corporation. LANXESS Corporation’s address is 111 RIDC Park West Drive, Pittsburgh, PA 15275.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2013, all required reports were filed on a timely basis under Section 16(a), except for one Form 4 filed by Mr. Briner after its due date and two Forms 5, one filed by each of Mr. Land and Mr. Wall, for two transactions reported after their respective due dates.

EXECUTIVE COMPENSATION

The following table provides information regarding the compensation awarded to or earned during our fiscal years ended December 31, 2013 and 2012 by our named executive officers.

Summary Compensation Table—2013

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Jean-François Huc,	2013	401,700	(1)	230,720	(1)(2)	1,771,092	200,850	(1)	—		2,604,362
President and CEO	2012	390,164	(4)	—		—	86,600	(4)	—		476,764

Michael A. Hartmann,	2013	216,300	(1)	103,000	(1)(2)	551,007	54,075	(1)	—		924,382
Executive Vice President	2012	210,088	(4)	—		—	33,014	(4)	—		243,102

Babette Pettersen,	2013	297,996	(5)	—		393,576	73,300	(5)	69,454	(5)(6)	831,327
Chief Commercial Officer	2012	269,955	(7)	—		—	52,000	(7)	51,529	(7)(6)	373,484

(1)	Amount is in Canadian dollars and converted to U.S. dollars using the average exchange rate for 2013 of CAD $1.00 to US $1.0300.
(2)	Reflects the exceptional bonus for 2013 approved by the Board, given the extraordinary performance realized by certain employees in connection with the initial public offering and other achievements.
(3)	This column reflects the aggregate grant date fair value of stock option awards granted in 2013 and calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), excluding the effect of estimated forfeitures. See Note 16 to our consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by the Company in determining the valuation of equity awards.
(4)	Amount is in Canadian dollars and converted to U.S. dollars using the average exchange rate for 2012 of CAD $1.00 to US $1.00042.
(5)	Amount was paid in Euros and converted to U.S. dollars using the average exchange rate for 2013 of €1.00 to US $1.3297.
(6)	Reflects, during each of the periods presented, pension plan, car and other benefits afforded to Ms. Pettersen pursuant to her employment agreement.
(7)	Amount is in Euros and converted to U.S. dollars using the average exchange rate for 2012 of €1.00 to US $1.2855.

Outstanding Equity Awards at Fiscal Year-End 2013

Option Award
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jean-François Huc	77,000 24,500 70,000 133,437 —	— — — 80,063 450,000	1.07 1.07 5.74 10.55 6.98	12/8/2018 4/17/2019 7/21/2020 6/27/2021 11/11/2023	(1) (1) (2) (3) (4)
Michael A. Hartmann	77,000 17,500 8,750 —	— — 5,250 140,000	1.07 5.74 10.55 6.98	12/8/2018 7/21/2020 6/27/2021 11/11/2023	(1) (2) (3) (4)
Babette Pettersen	70,000 —	— 100,000	5.74 6.98	1/12/2021 11/11/2023	(2) (4)

(1)	These options vested were fully vested as of December 31, 2013.
(2)	These options were fully vested upon completion of our initial public offering on May 9, 2013.

(3)	These options vest over four years: 25% vested on the first anniversary of June 27, 2011, with the remainder vesting in equal monthly installments over 36 months.
(4)	These options vest over four years: 25% vest on November 11, 2014, with the remainder vesting in equal monthly installments over 36 months.

Employment Agreements; Potential Payments upon Termination or Change in Control

As of December 31, 2013, we were party to the following employment agreements and other agreements with our named executive officers.

Jean-François Huc. Mr. Huc entered into an employment agreement with our wholly-owned Canadian subsidiary on July 1, 2009. Pursuant to the employment agreement, Mr. Huc is entitled to an initial annual base salary of CAD $310,000 and consideration by our board of directors for a cash bonus. The employment agreement provides for our board of directors to review and, in its discretion, increase Mr. Huc’s base salary. In addition, following completion of our initial public offering or in the event of a change in control transaction, Mr. Huc may elect, if so requested by the company, to either (A) continue as an employee on terms at least as advantageous as those in the employment agreement, (B) continue on a consulting basis in a non-management role for one year on terms at least as advantageous as the employment agreement or (C) execute a noncompetition agreement for one year.

Pursuant to Mr. Huc’s employment agreement, in the event that Mr. Huc is terminated by us for any reason other than for cause, he is entitled to a severance payment of 12 months base salary, or 24 months base salary if such termination takes place within 12 months before or after our initial public offering or a change of control transaction. A “transaction” is defined as the sale or merger of all or substantially all of the assets of the company or the sale, assignment, transfer or issuance of shares of BioAmber such that one shareholder of BioAmber holds either over 50% of the issued shares of BioAmber or the right to designate a majority of the directors of the board of the company. In addition, if Mr. Huc’s employment is terminated by us for any reason other than for cause or if his employment terminates upon his death, any stock options and restricted stock issued to him will immediately vest and be exercisable for three years thereafter. In addition, Mr. Huc is subject to 12-month nonsolicitation and noncompetition restrictions, which we may increase to 24 months if Mr. Huc resigns for any reason and we agree to pay Mr. Huc 12 months’ base salary.

Michael A. Hartmann. Mr. Hartmann entered into an employment agreement with our wholly-owned Canadian subsidiary on July 1, 2009. Pursuant to the employment agreement, Mr. Hartmann is entitled to an initial annual base salary of CAD $200,000 and consideration by our board of directors for a cash bonus. The employment agreement provides for our board of directors to review and, in its discretion, increase Mr. Hartmann’s base salary. In addition, following completion of our initial public offering or in the event of a change in control transaction, Mr. Hartmann may elect, if so requested by the company, to either (A) continue as an employee on terms at least as advantageous as those in the employment agreement, (B) continue on a consulting basis in a non-management role for one year on terms at least as advantageous as the employment agreement or (C) execute a noncompetition agreement for one year.

Pursuant to Mr. Hartmann’s employment agreement, in the event that Mr. Hartmann is terminated by us for any reason other than for cause, he is entitled to a severance payment of 6 months base salary. A “transaction” is defined as the sale or merger of all or substantially all of the assets of the company or the sale, assignment, transfer or issuance of shares of BioAmber such that one shareholder of BioAmber holds either over 50% of the issued shares of BioAmber or the right to designate a majority of the directors of the board of the company. In addition, if Mr. Hartmann’s employment is terminated by us for any reason other than for cause or if his employment terminates upon his death, any stock options and restricted stock issued to him will immediately vest and be exercisable for two years thereafter. In addition, Mr. Hartmann is subject to 6-month nonsolicitation and noncompetition restrictions, which we may increase to 18 months if Mr. Hartmann resigns for any reason and we agree to pay Mr. Hartmann 12 months’ base salary.

Babette Pettersen. Ms. Pettersen entered into an employment agreement with us on February 1, 2011. Pursuant to the employment agreement, Ms. Pettersen is entitled to an initial annual base salary of €210,000 and consideration by our board of directors for a cash bonus. The employment agreement provides for our board of directors to review and, in its discretion, increase Ms. Pettersen’s base salary. In addition, we have agreed to contribute €20,000 per year to an Allianz Belgium pension plan selected by Ms. Pettersen, €1,400 per month for a car, annual reimbursement of €3,000 for tax advice and provide Ms. Pettersen with and assume all costs related to a personal computer and blackberry phone.

Pursuant to Ms. Pettersen’s employment agreement, in the event that Ms. Pettersen is terminated by us for any reason other than for serious misconduct within twelve months of our initial public offering or a change of control transaction, she is entitled to a severance payment of 12 months gross base remuneration. In addition, following completion of our initial public offering or in the event of a change of control transaction, Ms. Pettersen may elect, if so requested by the company, to either (A) continue as an employee on terms at least as advantageous as those in the employment agreement or (B) execute a noncompetition agreement for one year in exchange for payment of half of her gross remuneration. Pursuant to Ms. Pettersen’s Option Certificate and Award Agreement, if Ms. Pettersen’s employment is terminated by us for any reason other than for cause, death or disability, any stock options and restricted stock issued to her that are vested will be exercisable for three months thereafter; if Ms. Pettersen’s employment is terminated as a result of death or disability, any stock options and restricted stock issued to her that are vested will be exercisable for two years thereafter. Ms. Pettersen is subject to 12-month noncompetition and 24-month nonsolicitation restrictions. The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2013, based on the closing market price of our common stock on that date of $7.48 per share. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Current Base Salaries

For 2013, our named executive officers’ base salaries were set as follows: Mr. Huc, $401,700, effective January 1, 2013; Mr. Hartmann, $216,300, effective January 1, 2013; and Ms. Pettersen, $279,237, effective January 1, 2013. These amounts are in Canadian dollars and have been converted to U.S. dollars using the average exchange rate for 2013 of CAD $1.00 to US $ 1.0300 for Mr. Huc and Mr. Hartmann and, has been converted from Euros to U.S. dollars using the average exchange rate for 2013 of €1.00 to US $1.3297 for Ms. Pettersen.

Cash Bonus

We believe that a meaningful portion of total compensation should be at risk, in part through annual cash bonuses. This helps to align our executives’ interests with the interests of stockholders and incentivizes our executives to drive profitable growth of our business. Our executives’ employment agreements do not provide for guaranteed cash bonuses; however, they do provide for target annual cash bonus opportunities.

We use annual cash bonuses to motivate our executives to achieve, and reward them for achieving, annual corporate and individual goals. Each executive has a bonus target which is a percentage of his or her annual base salary. The more senior the position, the higher is the target percentage.

Our performance is evaluated by our compensation committee and CEO at the completion of each fiscal year, when they review our results against the corporate goals established near the beginning of the fiscal year. The individual performance factor of the bonus is measured by our CEO’s, or in the case of our CEO’s performance, our compensation committee’s assessment of the overall performance of each such executive. The evaluation by the CEO takes into account the executive’s position within BioAmber and the corporate goals over which that executive has control or influence.

The following table sets forth the annual cash bonus targets and awards for our named executive officers 2013:

Named Executive Officer	Target Bonus (% of base salary)	Cash bonus Awarded ($)
Jean-François Huc	50%	431,570
Michael A. Hartmann	25%	157,075
Babette Pettersen	35%	73,300

Mr. Huc was awarded a cash bonus of $200,850, which represented 100% of his target cash bonus. The compensation committee determined that Mr. Huc demonstrated highly effective leadership in driving substantial progress in achieving our corporate goals.

Mr. Hartmann was awarded a cash bonus of $54,075, which represented 100% of his target cash bonus, for the successful achievement of our corporate goals.

Ms. Pettersen was awarded a cash bonus of $73,300, which represented 100% of her target cash bonus, for the successful achievement of our corporate goals.

Additionally, in 2013, the board of directors approved the following special bonuses to certain employees given the extraordinary performance in connection with the initial public offering and other achievements: Mr. Huc, $230,720; and Mr. Hartmann, $103,000. These amounts are in Canadian dollars and have been converted to U.S. dollars using the average exchange rate for 2013 of CAD $1.00 to US $ 1.0300.

401(k) Plan

We maintain a 401(k) plan in which substantially all of our U.S.-based employees are entitled to participate. Employees contribute their own funds, as pre-tax salary deductions. Contributions can be made up to plan limits subject to government limitations. The plan permits us to make matching contributions should we so choose; to date we have not made matching contributions although we may choose to do so in the future.

Director Compensation

In 2013, our directors did not receive any fees for their services as members of our board of directors except in the case of Mr. Kurt Briner, Mr. Heinz Haller, Mr. Raymond Land and Mr. Kenneth W. Wall. On June 14, 2012, our board of directors approved a compensation package to be paid to non-employee directors who are not designated by or representatives of certain investors, including an annual fee of $70,000 for the Chairman of the Board, an annual fee of $55,000 for a board member that is also the chairman of a committee, and an annual fee of $40,000 for all other board members, as well as a stock option grant every two years of 10,500 options per year to be made at the anniversary dates of the initial election of each board member. On November 11, 2013, our board of directors approved a grant of 8,750 options to Kenneth W. Wall and 6,125 options to each of our other non-employee Board members. We reimburse each member of our board of directors who is not a company employee for reasonable travel and other expenses in connection with attending meetings of the board of directors.

The following table provides compensation information for the fiscal year ended December 31, 2013 for each non-employee member of our Board. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Kurt Briner(2)	40,000	24,133	64,133
William H. Camp(3)	—	24,133	24,133
Heinz Haller(4)	55,000	24,133	79,133
Raymond Land(5)	85,000	110,058	195,058
Denis Lucquin(6)	—	24,133	24,133
Jorge Nogueira(7)	—	24,133	24,133
Kenneth W. Wall(8)	20,000	164,423	184,423

(1)	Represents the grant date fair value of options awarded in the fiscal year ended December 31, 2013 in accordance with FASB ASC Topic 718. The grant date fair value is the fair market value of our common stock on the date of grant.
(2)	As of December 31, 2013, Mr. Briner held options to purchase 51,625 shares of common stock. 45,500 options have vested, with the remaining 6,125 options vesting on May 1, 2014.
(3)	As of December 31, 2013, Mr.Camp held options to purchase 6,125 shares of common stock. On February 14, 2014, Mr. Camp resigned from his position as a director and a member of our compensation committee and his options were cancelled at that date.
(4)	As of December 31, 2013, Mr. Haller held options to purchase 23,625 shares of common stock. 17,500 options have vested, with the remaining 6,125 options vesting on May 1, 2014.
(5)	On June 14, 2012 the Board approved compensation to Mr. Land consisting of an annual fee of $85,000 per year for the period during which Mr. Land serves as both Chairman of the Board and chairman of the audit committee. As of December 31, 2013, Mr. Land held options to purchase 41,125 shares of common stock. 35,000 options have vested, with the remaining 6,125 options vesting on May 1, 2014.
(6)	As of December 31, 2013, Mr.Lucquin held options to purchase 6,125 shares of common stock, and will vest on May 1, 2014.
(7)	As of December 31, 2013, Mr.Nogueira held options to purchase 6,125 shares of common stock, and will vest on May 1, 2014.
(8)	As of December 31, 2013, Mr.Wall held options to purchase 105,216 shares of common stock. 52,251 options have vested, and the remaining will vest as follow: 8,750 on May 1, 2014 and 44,215 on a monthly basis over the next 22 months.

Rule 10b5-1 Sales Plans

Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company. We are not aware of any officers or directors that have entered into a trading plan in accordance with Rule 10b5-1 and our policy governing transactions in our securities.

We anticipate that, as permitted by Rule 10b5-1 and our policy governing transactions in our securities, some or all of our officers, directors and employees may establish trading plans in the future. We intend to disclose the names of executive officers and directors who establish a trading plan in compliance with Rule 10b5-1 and the requirements of our policy governing transactions in our securities in our future quarterly and annual reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission. However, we undertake no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan.

Compensation Committee Interlocks and Insider Participation

During 2013, Messrs. Haller, Briner, Camp and Lucquin served as members of our compensation committee. On February 14, 2014, Mr. Camp resigned from his position as a director, and a member of our compensation committee. No member of the compensation committee was an employee or officer of BioAmber during 2013, a former officer of BioAmber, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Report of the Compensation Committee of the Board of Directors

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that BioAmber specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the Executive Compensation section with management. Based on the review and discussions, the compensation committee recommended to the Board that the Executive Compensation section be included in this Proxy Statement for the year ended December 31, 2013.

Compensation Committee

Heinz Haller (Chairperson)

Kurt Briner

Denis Lucquin

PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on our common stock between May 9, 2013 (the date of our initial public offering) and December 31, 2013, with the cumulative total return of the NYSE, over the same period. This graph assumes the investment of $100 on May 9, 2013 in our common stock and the NYSE and assumes the reinvestment of dividends, if any. The graph assumes our closing sales price on May 9, 2013 of $8.40 per share as the initial value of our common stock and not the initial offering price to the public of $10.00 per unit.

The comparisons shown in the graph below are based upon historical data. We caution that the stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of our common stock. Information used in the graph was obtained from the NYSE, a financial data provider and a source believed to be reliable. The NYSE is not responsible for any errors or omissions in such information.

RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than compensation agreements and other arrangements which are discussed in the section “Executive Compensation,” in 2013, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Our Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a related party. We have adopted a written related party transaction approval policy that governs the review of related party transactions. Pursuant to this policy, our audit committee shall review the material facts of all related party transactions. The audit committee shall take into account, among other factors that it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party’s interest in the related party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting, which is the first annual meeting following the initial public offering of our common stock, are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2015 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 2, 2014. Such proposals must be delivered to our Secretary, c/o BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8.

PROXY	Please mark your votes like this	☒

The Board of Directors recommends you vote FOR all the nominees listed in Proposal 1 and Proposal 2 and FOR Proposal 3:

1. To elect the following Class I Director Nominees

01 Kurt Briner	FOR	WITHHOLD	FOR ALL
02 Henry Linsert, Jr.	ALL	ALL	EXCEPT
03 Ellen B. Richstone	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. To elect the following Class II Director Nominee

01 Heinz Haller	FOR ☐	WITHHOLD ☐

3. To ratify the appointment of Deloitte LLP as BioAmber’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

                             ☐    FOR    ☐    AGAINST    ☐    ABSTAIN

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here (see reverse for instructions).	☐

Please indicate if you plan to attend this meeting	YES ☐ NO ☐

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted (i) “FOR” the election of each of the director nominees; (ii) “FOR” the ratification of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and (iii) in the discretion of the proxies upon such other matters as may properly come before the 2014 Annual Meeting.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date , 2014.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

▲  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▲

As a stockholder of BioAmber Inc., you have the option of voting your shares electronically through the Internet or on the telephone,

eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2014.

Vote Your Proxy on the Internet: Go to www.envisionreports.com/BIOA Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR

Vote Your Proxy by Phone:

Call – 1 (800) 653-VOTE (8683)

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

		OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BIOAMBER INC.

The undersigned hereby appoints Jean-François Huc and Andrew Ashworth as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of BioAmber Inc. (the “Company”) standing in the name of the undersigned on April 9, 2014, with all powers which the undersigned would possess if present at the 2014 Annual Meeting of Stockholders of the Company to be held on May 27, 2014 or at any adjournment or postponement thereof. Receipt of the Notice of the 2014 Annual Meeting of Stockholders and Proxy Statement and the 2013 Annual Report is hereby acknowledged.

In order for your vote to be submitted by this proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 P. M. Eastern Time on May 26, 2014 or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2014 Annual Meeting of Stockholders of the Company. Submitting your proxy by mail, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the 2014 Annual Meeting of Stockholders of the Company.

Address Change /

Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

☐  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ☐

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held May 27, 2014

The proxy statement and our Annual Report on Form 10-K

are available at www.edocumentview.com/BIOA.